SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)

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GPS Funds II (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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GPS Funds II
2300 Contra Costa Blvd., Suite 600
Pleasant Hill, California 94523-3967

GuideMarkSM Opportunistic Fixed Income Fund

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF THE INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to the GuideMarkSM Opportunistic Fixed Income Fund  (the “Fund”), a series of GPS Funds II (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement describes a recent change involving the investment management of the Fund. As you know, Genworth Financial Wealth Management, Inc. (“GFWM”), as investment advisor to the Trust, identifies, hires, and monitors asset managers to serve as sub-advisors for the funds in the Trust. Under an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”), GFWM is permitted to change sub-advisors and sub-advisory agreements without obtaining approval from fund shareholders, provided that the Trust’s Board of Trustees approves the arrangement.

On June 28, 2012, the Board of Trustees approved a new sub-advisory agreement between GFWM and DoubleLine Capital LP (“DoubleLine”), pursuant to which DoubleLine serves as one of the sub-advisors to the Fund. DoubleLine is an SEC-registered investment advisor based in Los Angeles, California. DoubleLine joins the Fund’s existing sub-advisors, Franklin Advisers, Inc. and Loomis, Sayles & Co., L.P.  DoubleLine began managing a portion of the Fund as one of the Fund’s sub-advisors on September 4, 2012.  More information about DoubleLine, its investment operations, and the new sub-advisory agreement is included in the Information Statement.

This Notice of Internet Availability of the Information Statement is being mailed on or about October 24, 2012 to shareholders of record of the Fund as of September 30, 2012.  The full Information Statement will be available for printing on the Fund’s website at http://www.genworthwealth.com/informationstatements/ until January 22, 2013.  A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (888) 278-5809.  If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GPS Funds II
2300 Contra Costa Blvd., Suite 600
Pleasant Hill, California 94523-3967

October 24, 2012

Dear GuideMarkSM Opportunistic Fixed Income Fund Shareholders:

We are pleased to notify you of a recent change involving the investment management of the GuideMarkSM Opportunistic Fixed Income Fund (the “Fund”).

As you know, Genworth Financial Wealth Management, Inc. (“GFWM”), as investment advisor to GPS Funds II (the “Trust”), identifies, hires, and monitors asset managers to serve as sub-advisors for many of the funds in the Trust. Under an exemptive order (the “Exemptive Order”) from the U.S. Securities and Exchange Commission (the “SEC”), GFWM is permitted to change sub-advisors and sub-advisory agreements without obtaining approval from fund shareholders, provided that the Trust’s Board of Trustees (the “Board”) approves the arrangement. The attached Information Statement provides information required by the Exemptive Order and SEC rules regarding the hiring of a new sub-advisor for the Fund.  The Information Statement will be available on the Fund’s website at http://www.genworthwealth.com/informationstatements/ until January 22, 2013.  A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (888) 278-5809.

On June 28, 2012, the Board approved a new sub-advisory agreement between GFWM and DoubleLine Capital LP (“DoubleLine”), pursuant to which DoubleLine serves as one of the sub-advisors to the Fund. DoubleLine is an SEC-registered investment advisor based in Los Angeles, California. A more detailed description of DoubleLine and its investment operations is included in the Information Statement.

DoubleLine joins the Fund’s existing sub-advisors, Franklin Advisers, Inc. and Loomis, Sayles & Co., L.P.  DoubleLine began managing a portion of the Fund as one of the Fund’s sub-advisors on September 4, 2012.  I encourage you to read the attached Information Statement, which contains information about the new sub-advisory agreement with DoubleLine.

Sincerely,

/s/ Carrie E. Hansen
Carrie E. Hansen
President, GPS Funds II

GPS Funds II
2300 Contra Costa Blvd., Suite 600
Pleasant Hill, California 94523-3967

INFORMATION STATEMENT

This Information Statement (the “Statement”) is being furnished on behalf of GPS Funds II (the “Trust”) to inform shareholders about a recent change involving the investment management of the GuideMarkSM Opportunistic Fixed Income Fund (the “Fund”).  The Board of Trustees of the Trust (the “Board” or the “Trustees”) approved a sub-advisory agreement (the “New Sub-Advisory Agreement”) between DoubleLine Capital LP (“DoubleLine”) and Genworth Financial Wealth Management, Inc. (“GFWM” or the “Advisor”) at an in-person meeting held on June 28, 2012 (the “June Meeting”). DoubleLine joins the Fund’s existing sub-advisors, Franklin Advisers, Inc. and Loomis, Sayles & Co., L.P.  DoubleLine began managing a portion of the Fund on September 4, 2012. The New Sub-Advisory Agreement was approved by the Board upon the recommendation of the Advisor, without shareholder approval, as is permitted by the exemptive order (the “Exemptive Order”) of the U.S. Securities and Exchange Commission (the “SEC”), issued to the Advisor on May 6, 2002 and relied upon by the Trust. A notice of Internet availability of this Statement is being mailed on or about October 24, 2012 to shareholders of record of the Fund as of September 30, 2012. The Statement will be available on the Fund’s website at http://www.genworthwealth.com/informationstatements/ until January 22, 2013.  A paper or email copy of the full Statement may be obtained, without charge, by contacting the Fund at (888) 278-5809.  The Fund will pay the costs associated with preparing and distributing this Statement to its shareholders.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

GFWM is the investment advisor for each series of the Trust, including the Fund. Under the Exemptive Order, GFWM is permitted to hire, terminate, or replace sub-advisors that are unaffiliated with the Trust or the Advisor, and to modify material terms and conditions of sub-advisory agreements relating to the management of the series.  Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as the investment advisor (including sub-advisor) of the mutual fund. The Advisor has obtained the Exemptive Order from the SEC, which permits the Trust and the Advisor, subject to certain conditions and approval by the Board, to hire and retain unaffiliated sub-advisors and modify sub-advisory arrangements without shareholder approval. Under the Exemptive Order, the Advisor may act as a manager of managers for some or all of the series of the Trust, and the Advisor oversees the provision of portfolio management services to the series by the sub-advisors. The Advisor has ultimate responsibility (subject to oversight by the Board) to oversee the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors.

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or the Advisor (the “Independent Trustees”), authorized GFWM to appoint DoubleLine as the sub-advisor to the Fund and approved the New Sub-Advisory Agreement.

The Trust and the Advisor must comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within ninety (90) days of entering into a new sub-advisory agreement, the affected fund will notify its shareholders of the changes. This Statement provides such notice of the changes and offers details regarding the New Sub-Advisory Agreement.

INVESTMENT ADVISORY ARRANGEMENTS

The Investment Advisor

The Advisor, located at 2300 Contra Costa Blvd., Suite 600, Pleasant Hill, California 94523-3967, serves as the investment advisor for the Fund. The Advisor is a subsidiary of Genworth Financial, Inc. (“Genworth”), a publicly traded company located at 6620 West Broad Street, Richmond, Virginia 23230.  The Advisor is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  GFWM provides investment consulting and administrative services to advisors and broker-dealers and currently administers in excess of $19 billion in investor assets, including mutual funds, variable annuities, exchange-traded funds, and privately managed accounts.

The Advisor provides investment advisory services to the Fund pursuant to the Investment Advisory Agreement, dated April 1, 2011, between the Trust and the Advisor (the “Advisory Agreement”).  The Trust employs the Advisor generally to manage the investment and reinvestment of the assets of each of its Funds.  In so doing, the Advisor may engage one or more sub-advisors to carry out the investment program of each Fund, subject to the approval of the Board. The Advisor continuously reviews, oversees, and (when appropriate) administers the investment program of each Fund.  The Advisor furnishes periodic reports to the Board regarding the investment program and performance of the Funds.

Pursuant to the Advisory Agreement, the Advisor has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio, and, subject to review and approval by the Board, (i) sets the Fund’s overall investment strategies; (ii) in some cases, manages the Fund’s portfolio of investments; (iii) in other cases, evaluates, selects, and recommends one or more sub-advisor(s) to manage all or a portion of the Fund’s assets; (iv) when appropriate, allocates and reallocates the Fund’s assets among sub-advisors; (v) monitors and evaluates the performance of each sub-advisor, including the sub-advisor’s compliance with the investment objectives, policies, and restrictions of the Fund; and (vi) implements procedures to ensure that each sub-advisor complies with the Fund’s investment objective, policies, and restrictions.

For providing these services to the Fund, the Trust pays the Advisor an advisory fee at the annual rate of 0.70% of the Fund’s assets.  The Trust and the Advisor have entered into an Expense Limitation Agreement, under which the Advisor has agreed to waive fees and/or assume expenses otherwise payable by the Fund to the extent necessary to ensure that the Fund’s Total Annual Fund Operating Expenses (excluding distribution (12b-1) fees, administrative service fees, taxes, interest, trading costs, acquired fund expenses, expenses paid with securities lending expense offset credits and non-routine expenses) do not exceed 1.05% of average daily net assets through July 31, 2013. Under the Expense Limitation Agreement, the Advisor is entitled to be reimbursed for fees waived and expenses assumed for a period of three years following such waiver/assumption, to the extent that such reimbursement will not cause the Fund to exceed any applicable expense limitation that was in place for the Fund at the time of the fee waiver/assumption, or at the time that the Advisor is reimbursed. The Expense Limitation Agreement may not be terminated prior to July 31, 2013 unless the Board consents to an earlier revision or termination.

After giving effect to the expense limitation arrangements, the Fund paid the Advisor advisory fees equal to $1,407,634 for the fiscal year ended March 31, 2012.  For the fiscal year ended March 31, 2012, the Advisor waived $218,356 of its investment advisory fees pursuant to the expense limitation arrangements.

The following Trustee and officers of the Trust are also officers and/or employees of the Advisor or its affiliates: Gurinder S. Ahluwalia serves as Trustee and Chairperson of the Trust, and as President and CEO of the Advisor; Carrie E. Hansen serves as President of the Trust, and as Senior Vice President and Chief Operations Officer of the Advisor; Starr E. Frohlich serves as Vice President and Treasurer of the Trust, and as Director of Fund Administration of the Advisor; John Koval serves as Interim Chief Compliance Officer and AML Officer of the

Trust and is an employee of the Advisor; Chris Villas-Chernak serves as Secretary and Deputy Chief Compliance Officer of the Trust, and is an employee of the Advisor; and Robert J. Bannon serves as Vice President and Chief Risk Officer of the Trust, and as Senior Vice President and Chief Risk Officer of the Advisor.  The address of these individuals is 2300 Contra Costa Boulevard, Suite 600, Pleasant Hill, California 94523-3967.

DoubleLine Capital LP

DoubleLine Capital LP (“DoubleLine”) is headquartered at 333 S. Grand Avenue, 18th Floor, Los Angeles, California 90071. DoubleLine is registered as an investment advisor under the Advisers Act.  The New Sub-Advisory Agreement is dated August 24, 2012.

The New Sub-Advisory Agreement was approved by the Board at the June Meeting. DoubleLine is independent of the Advisor, and discharges its responsibilities subject to the oversight of the Advisor. DoubleLine joins the Fund’s existing sub-advisors, Franklin Advisers, Inc. and Loomis, Sayles & Co., L.P.  DoubleLine began managing a portion of the Fund on September 4, 2012.

DoubleLine is compensated out of the fees the Advisor receives from the Fund.  There will be no increase in the advisory fees paid by the Fund to the Advisor as a consequence of the appointment of DoubleLine or the approval of the New Sub-Advisory Agreement.  The fees paid by the Advisor to DoubleLine depend upon the fee rates negotiated by the Advisor.

The name and principal occupation of the principal executive officers and directors of DoubleLine are listed below.  The address of each principal executive officer, as it relates to the person’s position with DoubleLine, is 333 S. Grand Avenue, 18th Floor, Los Angeles, California 90071.

Name	Position(s)
Jeffrey E. Gundlach	Chief Executive Officer, Chief Investment Officer, and Director
Philip A. Barach	President and Director
Henry V. Chase	Interim Chief Financial Officer
Cris Santa Ana, III	Chief Risk Officer
Louis C. Lucido	Chief Operating Officer
Earl A. Lariscy	General Counsel and Director
Ronald R. Redell	Executive Vice President and Director
Keith T. Kirk	Deputy General Counsel and Chief Compliance Officer
Gregory A. Uythoven	Director, Marketing
Casey Moore	Chief Technology Officer
Barbara Van Every	Director, Client Service and Communications

The New Sub-Advisory Agreement

The New Sub-Advisory Agreement was approved by the Board at the June Meeting, which was called, among other reasons, for the purpose of approving the New Sub-Advisory Agreement for an initial term running through March 31, 2014.  Thereafter, continuance of the New Sub-Advisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees.  The New Sub-Advisory Agreement provides that it will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Fund’s investment advisory agreement with the Advisor, except as otherwise provided by applicable law or the Exemptive Order.

The material terms of the New Sub-Advisory Agreement, other than the rate of compensation to be paid by the Advisor to DoubleLine, are substantially similar to the terms of the sub-advisory agreements with Franklin and Loomis, under which each manages a portion of the Fund’s assets.  Each agreement provides that the sub-advisor, subject to the oversight of the Advisor and the Board, is responsible for managing the investment operations of its allocated portion (or all) of the Fund’s portfolio, and for making investment decisions and placing orders to purchase and sell securities, all in accordance with the investment objectives and policies of the Fund, as reflected in its current prospectus and statement of additional information, and as may be amended from time to time by the Board. Each agreement also provides that the sub-advisor is responsible for expenses related to its activities under the agreement, other than the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased or otherwise acquired, or sold or otherwise disposed of, for the Fund.  Under each agreement, and in accordance with applicable laws and regulations, the sub-advisors agreed to provide the Advisor with all books and records relating to the transactions it executes and render for presentation to the Board such periodic and special reports as the Board may reasonably request.  The New Sub-Advisory Agreement provides for DoubleLine to be compensated from the fees that the Advisor receives from the Fund based on the average daily net assets of the Fund that are allocated to DoubleLine.

The New Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by:     (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or the Advisor; or (ii) DoubleLine, on not less than 60 days’ written notice to the Advisor and the Trust.

The New Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, negligence, violation of applicable law or reckless disregard of its duties thereunder, DoubleLine will not be liable for any loss arising out of any portfolio investment or disposition in connection with its activities as sub-advisor to the Fund.

Board Approval of the New Sub-Advisory Agreement

At the June Meeting, the Trustees considered various materials related to the proposed sub-advisory agreement between the Advisor and DoubleLine, including (1) a copy of the proposed form of sub-advisory agreement between DoubleLine and the Advisor, on behalf of the Fund; (2) DoubleLine’s responses to the Advisor’s due diligence questionnaire, including information on DoubleLine’s investment process; (3) DoubleLine’s Form ADV disclosures; (4) a description of the Advisor’s selection and recommendation process with respect to DoubleLine, and the Advisor’s reasons for such recommendation; (5) information describing the nature, quality and extent of services that DoubleLine would provide to the Fund, and the proposed sub-advisory fee payable to each sub-advisor; (6) information concerning DoubleLine’s business and operations, investment team, compliance program and internal procedures, including biographical information for the investment professionals that would be responsible for the day-to-day management of the Fund’s portfolio; and (7) information regarding the financial condition of DoubleLine.  The Trustees also considered the recommendations of the Advisor with respect to DoubleLine and the methods and resources the Advisor utilizes in its efforts to identify and engage sub-advisors for the Funds.

The Independent Trustees were assisted by independent counsel throughout the review process.  The Independent Trustees relied upon the advice of independent counsel and their own business judgment in determining the material factors to be considered in evaluating the New Sub-Advisory Agreement and the weight to be given to each such factor.  The conclusions reached by the Independent Trustees were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor.  Moreover, each Independent Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the New Sub-Advisory Agreement.

Nature, Quality and Extent of Services

The Trustees considered the nature, quality and extent of services that DoubleLine would provide to the Fund.  The Trustees discussed the specific investment process to be employed by DoubleLine in managing the Fund, the qualifications of DoubleLine’s portfolio management team with regard to implementing the Fund’s investment mandate, and DoubleLine’s performance record as compared to a relevant benchmark.  The Trustees considered DoubleLine’s organization, personnel and operations.  The Trustees also considered the Advisor’s review and selection process with respect to DoubleLine, and the Advisor’s favorable assessment as to the nature and quality of the sub-advisory services expected to be provided by DoubleLine.  Based on their consideration and review of the foregoing factors, the Trustees concluded that the nature, quality and extent of the sub-advisory services to be provided by DoubleLine, as well as that DoubleLine’s ability to render such services based on its experience, organization and resources, were appropriate for the Fund, in light of the Fund’s investment objective, policies and strategies.

Sub-Advisory Fees and Expenses

The Trustees considered the compensation to be paid to DoubleLine by the Advisor in conjunction with the services that would be rendered to the Fund.  The Trustees also considered comparisons of the fees to be paid by the Advisor to DoubleLine with fees charged by DoubleLine to its other clients. In addition, the Trustees considered the recommendation of the Advisor with respect to DoubleLine and the Advisor’s representation that the fees to be paid to each sub-advisor were the result of an arms-length negotiation.  The Trustees considered that the sub-advisory fees would be paid by the Advisor to DoubleLine and would not be additional fees borne by the Fund. The Trustees also considered whether the fee schedule of DoubleLine included breakpoints that would reduce DoubleLine’s fees as assets in the Fund increased.  The Trustees concluded that, in light of the quality and extent of the services to be provided, the proposed fees to be paid to DoubleLine were reasonable.

The Trustees also considered “fall-out” or ancillary benefits that may potentially accrue to DoubleLine or its affiliates in the future because of its relationship with the Fund.  The Trustees concluded that the benefits that might accrue to DoubleLine or its affiliates were reasonable.

Investment Performance of the Sub-Advisor

Because DoubleLine had not commenced providing sub-advisory services to the Fund at the time of the Trustees’ consideration of the sub-advisory agreement, the Trustees could not consider DoubleLine’s investment performance with respect to its management of the Fund as a factor in evaluating the New Sub-Advisory Agreement.  However, the Trustees did consider DoubleLine’s historical performance record in managing other funds and accounts with investment strategies similar to those of the Fund, and the Trustees also considered DoubleLine’s historical performance records compared to a relevant benchmark.  The Trustees concluded that the historical performance record for DoubleLine, viewed together with the other relevant factors considered by the Trustees, supported a decision to approve the New Sub-Advisory Agreement with DoubleLine.

Profitability and Economies of Scale

The Trustees did not consider the profitability of DoubleLine to be a material factor based on representations from the Advisor that it negotiated the New Sub-Advisory Agreement, including the sub-advisory fees, with DoubleLine on an arm’s-length basis.  The Trustees concluded that it was appropriate to revisit the potential for economics of scale in connection with future annual reviews of the New Sub-Advisory Agreement.

Conclusion

           Based on the foregoing, and such other matters as were deemed relevant, but with no single factor being determinative to their decision, the Trustees concluded to approve the New Sub-Advisory Agreement, including the fees payable thereunder, with DoubleLine on behalf of the Fund.

GENERAL INFORMATION

Administrative and Accounting Services

U.S. Bancorp Fund Services, LLC (“USBFS”), located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Trust’s administrator and monitors the compliance of the Trust.  USBFS updates the Trust’s registration statement and prepares tax returns, among other duties.

Principal Distribution Arrangements

Capital Brokerage Corporation, located at 6620 West Broad Street, Building 2, Richmond, Virginia 23230, an affiliate of the Advisor, acts as the distributor (the “Distributor”) the Trust’s shares pursuant to a Distribution Agreement with the Trust.  The Distribution Agreement requires the Distributor to use its best efforts to distribute the Funds’ shares.

Payments to Affiliated Brokers

For the fiscal year ended March 31, 2012, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of September 30, 2012, the Service Shares had 15,435,801 outstanding shares, and net assets of $154,203,652.  The direct and indirect owners of more than 5% of the outstanding shares of the Service Shares as of September 30, 2012, are listed below:

Service Shares

Name and Address	Shares	% Ownership	Type of Ownership
Pershing LLC Attn: Mutual Funds PO Box 2052 Jersey City, NJ 07303-2052	5,839,331	38%	Record
Genworth Financial Trust Company FBO GFWM and its clients 3200 North Central Avenue Phoenix, AZ 85012	5,534,315	36%	Record
TD Ameritrade Inc. FBO its clients PO Box 2226 Omaha, NE 68103	3,626,974	23%	Record

As of September 30, 2012, the Institutional Shares had 9,994,783 outstanding shares, and net assets of $99,747,939.  The direct and indirect owners of more than 5% of the outstanding shares of the Institutional Shares as of September 30, 2012, are listed below:

Institutional Shares

Name and Address	Shares	% Ownership	Type of Ownership
U.S. Bank FBO GuidePath Absolute Return Asset Allocation Fund PO Box 1787 Milwaukee, WI 53201-1787	3,159,648	32%	Record
U.S. Bank FBO GuidePath Altegris Multi-Strategy Income Asset Allocation Fund PO Box 1787 Milwaukee, WI 53201-1787	2,830,544	28%	Record
U.S. Bank FBO GuidePath Fixed Income Allocation Fund PO Box 1787 Milwaukee, WI 53201-1787	1,657,531	17%	Record
U.S. Bank FBO GuidePath Tactical Unconstrained Asset Allocation Fund PO Box 1787 Milwaukee, WI 53201-1787	1,221,612	12%	Record
U.S. Bank FBO GuidePath Tactical Constrained Asset Allocation Fund PO Box 1787 Milwaukee, WI 53201-1787	1,125,448	11%	Record

SHAREHOLDER REPORTS

Additional information about the Fund is available in the Trust’s annual and semi-annual reports to shareholders.  In the Trust’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year.  The Trust’s most recent annual report for the period ended March 31, 2012 has been sent to shareholders.  A copy of the Trust’s most recent shareholder reports may be obtained, without charge, by writing the Trust, care of U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, or by calling (888) 278-5809 (toll-free).